September 3, 2013

TO:	All Stockholders (Addressed Individually)
SUBJECT:	Report from the President

At the Bank

Positioning the Home Loan Banks

I can recall a time when summer was a slow period in Washington. This summer, that was clearly not the case. Over the past few months, the 114th Congress has staked out ground to the left, right and center on housing and GSE reform legislation efforts. Despite all this activity, no significant action has been taken. But the conversations five years in the making have finally started up, housing reform is on the horizon, and it is important that the Home Loan Banks be part of the discussion. To help shape our response to these legislative efforts, your Board of Directors at their August meeting adopted the following four framing principles which we believe will guide our evaluation of the options in considering the future role of the Home Loan Banks:

Support our members: The overarching goal is to ensure that small and mid-sized members continue to have a viable role in the primary and secondary mortgage markets. In the same vein, we must maintain a productive and economical link between the Home Loan Banks and all our members.

Protect the liquidity franchise: The advances business and funding franchise remain the lifeblood of the Federal Home Loan Banks, and any potential new roles should, at the very least, not endanger those activities.

Leverage existing strengths: Each Federal Home Loan Bank has an established set of competencies and advantages. Any new role should arise from and build upon these strengths.

Maintain the very low risk profile of the cooperative: Any new role must be undertaken with a full understanding of the costs and risks involved, including the potential impact on the joint and several obligations of the System.

The first principle is the most important. After all, the Home Loan Banks exist solely to support our members, so our role in any reformatted housing finance system must be the role our members want us to play. And for that, we need your guidance. Last week, I had the honor of speaking to a room full of members at the Independent Bankers Association of New York State’s Annual Convention. During my remarks, we conducted a survey to gain member insight into their outlook for the Home Loan Banks. This exercise will be repeated later this month at the 2013 NJBankers Senior Management Conference. And over the coming weeks and months, the Home Loan Bank will be in touch with our members to discuss these issues further. I encourage all of you to participate in this conversation and let us know where you want your Home Loan Bank to be. As you can see from our guiding principles, we want to be right beside our members, working as partners for the communities we all serve.

Advances Average $84.4 Billion in July

We best serve our members through our advances. As our principles state, advances are the lifeblood of the Home Loan Banks. Advances are central to our strategy, and our commitment to our Advances Bank model is one of the keys of our success. And our members continue to put these advances to work: in July 2013, advances averaged $84.4 billion, an increase of $8.4 billion from June 2013.

As I noted earlier, this summer has been far from quiet, but I hope you were at least able to enjoy a relaxing Labor Day weekend. As we move forward into the fall and the final months of 2013, I look forward to working with all of you to ensure that the Home Loan Banks are well-positioned to continue to serve our nation’s responsible local lenders.

Sincerely,

Alfred A. DelliBovi
President and CEO

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.